EXHIBIT 99.1

NEWS RELEASE

For Immediate Release

NCO GROUP ANNOUNCES

THIRD QUARTER 2008 RESULTS

HORSHAM, PA, November 13, 2008 - NCO Group, Inc. (“NCO” or the “Company”), a leading provider of business process outsourcing services, announced today that during the third quarter of 2008 it had revenue of $381.1 million, a net loss of $26.5 million and EBITDA of $16.0 million. These results included an allowance for impairment of purchased accounts receivable of $32.4 million and $3.4 million of restructuring charges primarily related to the acquisitions of Systems & Services Technologies, Inc. (“SST”) and Outsourcing Solutions Inc. (“OSI”).

NCO is organized into three operating divisions: Accounts Receivable Management (“ARM”), Customer Relationship Management (“CRM”) and Portfolio Management (“PM”). During the third quarter of 2008, the ARM division operated below its revenue and profitability targets primarily as a result of lower than expected revenues derived from our PM division as a result of ongoing challenges in the economy. The impact of the weaker than expected collection environment was partially offset by incremental volume received from certain clients as they begin to manage the impact of the weakening economy on their businesses. During the quarter, the CRM division operated slightly below its profitability and revenue targets primarily as a result of fluctuations in client volumes due to the weaker than expected economy. This was partially offset by the accelerated ramp-up of several new opportunities. During the quarter, PM operated below its profitability and revenue targets primarily as a result of further deterioration in consumer payment patterns.

Commenting on the quarter Michael J. Barrist, Chairman and Chief Executive Officer, stated, “The third quarter represented a further transition for our business as we began the process of managing through meaningful additional deterioration in consumer payment patterns. These changes, which began to materialize in August, initially impacted our PM and ARM business through lower than expected collections and the resultant negative impact on revenue and earnings. While these changes initially necessitate further reductions of expense and realignment of certain collection strategies, they are typically followed by a period of opportunity as our clients increase their use of our services. A downturn of this type can also impact our CRM division through lower than expected volumes as our clients’ businesses retract. Much like the ARM and PM businesses, these retractions are followed by further expense realignment by our clients of their operations and can result in further opportunities for us to provide outsourcing of their non-core functions. As we continue to manage our way through the balance of 2008 and into 2009, we are focused on converting our numerous new client opportunities into revenue and earnings, executing on implementing further cost savings, and realization of the remaining synergies identified from recent acquisitions.”

The Company also announced that it will host an investor conference call on Friday, November 14, 2008, at 11:00 a.m., ET, to address the items discussed above in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (888) 209-7450 (domestic callers) or (706) 634-6082 (international callers) and providing the pass code 72243635. A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 72243635.

About NCO Group, Inc.

NCO Group, Inc. is a global provider of business process outsourcing services, primarily focused on accounts receivable management and customer relationship management. NCO provides services through over 125 offices in the United States, Canada, the Philippines, Panama, the Caribbean, India, the United Kingdom, Mexico and Australia.

For further information contact:

NCO Investor Relations

(215) 441-3000

Certain statements in this press release, including, without limitation, statements as to fluctuations in quarterly operating results, statements as to the impact from economic conditions, statements as to acquisition integrations and operating efficiencies, statements about expected opportunities in our markets, statements as to trends, statements as to NCO’s or management’s beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks related to the economy, the risk that NCO will not be able to implement its business strategy as and when planned, the risk that NCO will not be able to realize operating efficiencies in the integration of its acquisitions, risks related to NCO’s significant level of debt, risks related to union organizing efforts at the Company’s facilities, risks related to past and possible future terrorists attacks, the risk that NCO will not be able to improve margins, risks relating to growth and acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations and other risks detailed from time to time in NCO’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2007 and our prospectus filed with the SEC pursuant to Rule 424(b)(3) on July 3, 2008, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

NCO GROUP, INC.

Unaudited Selected Financial Data

(in thousands)

Condensed Statements of Operations:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008(1)	2007	2008(2)	2007
Revenues	$381,056	$324,939	$1,150,608	$989,710

Operating costs and expenses:
Payroll and related expenses	218,313	167,825	638,626	509,285
Selling, general and admin. expenses	147,046	114,154	423,483	346,053
Depreciation and amortization expense	31,970	26,212	91,903	76,519
Restructuring charges	3,382	—	10,250	—

	400,711	308,191	1,164,262	931,857

(Loss) Income from operations	(19,655)	16,748	(13,654)	57,853

Interest and other expense, net	26,617	23,061	71,369	66,773

Loss before income taxes	(46,272)	(6,313)	(85,023)	(8,920)

Income tax benefit	(14,171)	(2,171)	(26,174)	(3,686)

Loss before minority interest	(32,101)	(4,142)	(58,849)	(5,234)

Minority interest	5,623	(465)	8,384	(3,136)

Net loss	$(26,478)	$(4,607)	$(50,465)	$(8,370)

Selected Cash Flow Information:
			For the Nine Months Ended September 30,
			2008	2007
Net cash provided by operating activities			$93,813	$51,884
Purchases of accounts receivable			107,795	89,805
Purchases of property and equipment			31,539	19,669

Selected Balance Sheet Information:

			As of September 30, 2008	As of December 31, 2007
Cash and cash equivalents			$41,330	$31,283
Working capital			134,708	162,471
Long-term debt, including current portion			1,072,924	927,696

NCO GROUP, INC.

Unaudited Selected Segment Financial Data

(In thousands)

	For the Three Months Ended September 30, 2008(4)
	ARM	CRM	PM	Intercompany Eliminations		Consolidated
Revenues	$315,012	$91,671	$(4,365)	$(21,262	)(3)(4)	$381,056

Operating costs and expenses:
Payroll and related expenses	152,428	64,865	1,949	(929	)(4)	218,313
Selling, general and admin. expenses	130,461	15,795	21,123	(20,333	)(3)	147,046
Depreciation and amortization expense	20,560	10,052	1,358			3 1,970
Restructuring charges	3,016	366				3,382

	306,465	91,078	24,430	(21,262)		400,711

Income (loss) from operations	$8,547	$593	$(28,795)	$—		$(19,655)

	For the Three Months Ended September 30, 2007
	ARM	CRM	PM	Intercompany Eliminations		Consolidated
Revenues	$225,254	$83,141	$45,115	$(28,571	)(3)(4)	$324,939

Operating costs and expenses:
Payroll and related expenses	103,791	62,265	1,884	(115	)(4)	167,825
Selling, general and admin. expenses	99,726	13,675	29,209	(28,456	)(3)	114,154
Depreciation and amortization expense	16,374	8,938	900	—		26,212

	219,891	84,878	31,993	(28,571)		308,191

Income (loss) from operations	$5,363	$(1,737)	$13,122	$—		$16,748

NCO GROUP, INC. Reconciliation of Unaudited EBITDA(5) to Net Loss (In thousands)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007
Net loss	$(26,478)	$(4,607)	$(50,465)	$(8,370)
Income tax benefit	(14,171)	(2,171)	(26,174)	(3,686)
Interest expense, net	24,726	23,887	69,317	68,669
Depreciation and amortization	31,970	26,212	91,903	76,519

EBITDA(5)	$16,047	$43,321	$84,581	$133,132

(1)	Includes $3.4 million of nonrecurring charges primarily related to the acquisition of Systems & Services Technologies, Inc. and Outsourcing Solutions Inc.
(2)	Includes $13.8 million of nonrecurring charges primarily related to the acquisition of Systems & Services Technologies, Inc. and Outsourcing Solutions Inc.
(3)	Represents the elimination of intercompany revenue for services provided by ARM to Portfolio Management.
(4)	Represents the elimination of intercompany revenue for services provided by CRM to ARM.
(5)	Earnings before interest expense, taxes, depreciation and amortization, referred to as EBITDA, is presented since certain investors use this as a measurement of the Company’s ability to service its debt. It is not intended to report the Company’s operating results or free cash flow in conformity with accounting principles generally accepted in the United States. EBITDA as presented herein is not necessarily comparable to similarly titled measures of other companies.